                                                                     EXHIBIT 4.5


                                 AUTOZONE, INC.

                                      and

                             _____________________,

                                as Warrant Agent


                               WARRANT AGREEMENT

                         Dated as of ____________, 199_

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
                                   ARTICLE I.
                       ISSUANCE OF WARRANTS AND EXECUTION
Section 1.01.      Issuance of Warrants.................................................... 2
Section 1.02.      Execution and Delivery of Warrant Certificates.......................... 2
Section 1.03.      Issuance of Warrant Certificates........................................ 3

                                  ARTICLE II.
               WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS.

Section 2.01.      Warrant Price........................................................... 4
Section 2.02.      Duration of Warrants.................................................... 4
Section 2.03.      Exercise of Warrants.................................................... 4

                                  ARTICLE III.
                     OTHER PROVISIONS RELATING TO RIGHTS OF.

Section 3.01.      No Rights as Warrant Securityholders Conferred by
                   Warrants or Warrant Certificates........................................ 5
Section 3.02.      Lost, Stolen, Mutilated or Destroyed Warrant Certificates............... 5
Section 3.03.      Holder of Warrant Certificate May Enforce Rights........................ 6

                                  ARTICLE IV.
                 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES.

Section 4.01.      Exchange and Transfer of Warrant Certificates........................... 6
Section 4.02.      Treatment of Holders of Warrant Certificates............................ 7
Section 4.03.      Cancellation of Warrant Certificates.................................... 7

                                   ARTICLE V.
                         CONCERNING THE WARRANT AGENT.

Section 5.01.      Warrant Agent...........................................................7
Section 5.02.      Conditions of Warrant Agent's Obligations...............................7
Section 5.03.      Resignation and Appointment of Successor................................9
Section 5.04.      Payment of Taxes........................................................10

                                  ARTICLE VI.
                                 MISCELLANEOUS.

Section 6.01.      Amendment...............................................................10
Section 6.02.      Notices and Demands to the Company and Warrant Agent....................10
Section 6.03.      Addresses...............................................................10
Section 6.04.      Applicable Law..........................................................10
Section 6.05.      Delivery of Prospectus..................................................11
Section 6.06.      Obtaining of Governmental Approvals.....................................11
Section 6.07.      Persons Having Rights under Warrant Agreement...........................11
Section 6.08.      Headings................................................................11

Section 6.09.      Counterparts........................................................... 11
Section 6.10.      Inspection of Agreement................................................ 11
Section 6.11.      Adjustment of Number of [Preferred Stock] [Shares of Common Stock];
                   Notices................................................................ 11
Section 6.12.      Fractional Shares...................................................... 16

   THIS WARRANT AGREEMENT dated as of _____________, 199_ between AutoZone, Inc., a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company") and _____________, a ______________ organized and existing under the laws of _________________, as Warrant Agent (hereinafter called the "Warrant Agent").

     WHEREAS, the Company proposes to issue and sell from time to time, either jointly or separately, certain of its (i) senior debt securities (the "Senior Debt Securities"), and/or (ii) subordinated debt securities (the "Subordinated Debt Securities", and, together with the Senior Debt Securities, the "Debt Securities"), and/or (iii) preferred stock, par value $.01 (the "Preferred Stock"), and/or (iv) common stock, par value $.01 per share (the "Common Stock"), and/or, (v) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock or Common Stock, and/or (vi) units consisting of two or more of the foregoing securities (the "Units) in one or more offerings on terms determined at the time of sale; and

     WHEREAS, the Company has prepared and filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333- ), including a prospectus, relating to the securities described above and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"); and

     [If Debt Securities - WHEREAS, the Company has entered into an senior
      ------------------
indenture dated as of ________, 1998 (the "Senior Indenture"), with The First National Bank of Chicago, as trustee (such trustee, and any successor to such trustee, to be herein called the "Trustee"), and a subordinated indenture dated as of _______, 1998 (the "Subordinated Indenture and together with the Senior Indenture, the "Indenture"), with the First National Bank of Chicago, as Trustee, providing for the issuance from time to time of its [Senior] [Subordinated] Debt Securities to be issued in one or more series as provided in the Indenture; and]

     [If Preferred Stock - WHEREAS, the Company has established a series of
      ------------------
Preferred Stock in accordance with the terms of the Certificate of Vote of Directors Establishing a Series of a Class of Stock relating to such Preferred Stock (the "Certificate of Vote"); and]

     [If Warrants attached - WHEREAS, the Company proposes to sell the [Debt
      --------------------
Securities] [Preferred Stock] [Common Stock] now being offered (the "Offered Securities") with warrant certificates evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase the [Debt Securities] [Preferred Stock] [Common Stock] purchasable through exercise of the Warrants (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and]

     [If Warrants alone - WHEREAS, the Company proposes to sell warrant
      -----------------
certificates evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase the [Debt Securities][Preferred Stock][Common Stock] purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and]

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Warrant Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                       ISSUANCE OF WARRANTS AND EXECUTION
                     AND DELIVERY OF WARRANT CERTIFICATES.

     Section 1.01.  Issuance of Warrants.  [If Offered Securities with Warrants
                    --------------------    -----------------------------------
Attached] - Warrants shall be [initially] issued in connection with the issuance
--------
of the Offered Securities [but shall be separately transferable on and after _____, 199_ (the "Detachable Date")][and shall not be separately transferable]. Warrant Certificates shall be [initially] issued in units with the Offered Securities and each Warrant Certificate included in such a unit shall evidence ________ Warrants for each [share of Offered Securities] [$________ principal amount of Offered Securities or its equivalent in a foreign currency or composite currency] included in such unit.] [If Warrants alone - Upon issuance
                                             -----------------
each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase [________ shares of Warrant Securities] [a Warrant Security in the principal amount of $_________ or its equivalent in a foreign currency or composite currency].

     Section 1.02.  Execution and Delivery of Warrant Certificates.  Each
                    ----------------------------------------------
Warrant Certificate, whenever issued, shall be in [bearer] [registered] form substantially in the form set forth in Exhibit A hereto, shall be dated as of its issue date and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrant Certificates may be listed or authorized for trading, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, the Chief Executive Officer, President, Chief Financial Officer and Treasurer, Executive Director, Global Treasury or Comptroller, and attested by its Clerk or any of its Assistant Clerks, under its corporate seal. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

     In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

     Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or _________], without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

     [If bearer Warrants - The term "holder" or "holder of a Warrant
      ------------------
Certificate" as used herein shall mean [If Offered Securities with Warrants
                                        -----------------------------------
which are not immediately detachable - , prior to the Detachable Date, the
------------------------------------
[bearer] [registered owner] of the Offered Security to which such Warrant Certificate was initially attached, and after such Detachable Date] the bearer of such Warrant Certificate.]

     [If registered Warrants - The term "holder" or "holder of a Warrant
      ----------------------
Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [If Offered Securities with Warrants which are
                                ---------------------------------------------
not immediately detachable - or upon the register of the Offered Securities
--------------------------
prior to the Detachable Date.] The Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date.]

     Section 1.03.  Issuance of Warrant Certificates.  Warrant Certificates
                    --------------------------------
evidencing the right to purchase [___ shares] [an aggregate principal amount not exceeding $_________] of Warrant Securities or its equivalent in a foreign currency or composite currency (except as provided in Sections 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The

Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase [____ shares] [up to $___________ aggregate principal amount] of Warrant Securities or its equivalent in a foreign currency or composite currency and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates [If registered Warrants - or in
                                               ----------------------
connection with their transfer], as hereinafter provided.

                                  ARTICLE II.


               WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS.

     Section 2.01.  Warrant Price.  [On__________, 199_] the exercise price of
                    -------------
each Warrant is [$]___________. [During the period from __________, 199_ through and including _________, 199_, the exercise price of each Warrant will be [$]________ plus [accreted original issue discount] [accrued interest] from ______, 199_. On _______, 199_ the exercise price of each Warrant will be [$]_________. During the period from ____________, 199_ through and including __________, 199_, the exercise price of each Warrant will be [$]_______________ plus [accreted original issue discount] [accrued interest] from ___________, 199_; [in each case the original issue discount will be accreted at a __% annual rate, computed on a [semiannual] [annual] basis using a 360-day year consisting of twelve 30-day months;] [in each case accrued interest will be computed at a rate equal to __%]]. Such purchase price of Warrant Securities may be denominated in U.S. dollars or its equivalent in a foreign currency or composite currency and may be determined in reference to an index and is referred to in this Agreement as the "Warrant Price." [The original issue discount for each $1,000 principal amount of Warrant Securities (or its equivalent thereof in a foreign currency or composite currency) is [$]_____________.]

     Section 2.02.  Duration of Warrants.  Each Warrant evidenced by a Warrant
                    --------------------
Certificate may be exercised in whole at any time, as specified herein, on or after [the date thereof] [_____________, 19__] and at or before the close of business on _____________, 19__ (the "Expiration Date"). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     Section 2.03.  Exercise of Warrants.  During the period specified in
                    --------------------
Section 2.02, any whole number of Warrants, if the Warrant Certificate evidencing the same shall have been countersigned by the Warrant Agent, may be exercised by providing certain information set forth on the reverse side of the Warrant Certificate and by paying in full, [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office, ____________________ [or at ________________________], provided that such exercise is subject to receipt within five Business Days (as defined in Section 6.11(f) hereof) of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant

Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in the account of the Company maintained with it for such purpose and shall advise the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

          (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company [and the Trustee under the Indenture] of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise,
(iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company [or the Trustee] shall reasonably require.

          (c) As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue[, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant or Warrants,] the Warrant Security or Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver to or upon the order of such holder, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Securities until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                  ARTICLE III.

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                        HOLDERS OF WARRANT CERTIFICATES.

     Section 3.01.  No Rights as Warrant Securityholders Conferred by Warrants
                    ----------------------------------------------------------
or Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby
-----------------------
shall entitle the holder thereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right [to vote or] to receive payments of [dividends or distributions of any kind] [principal of (and premium, if any,) or interest, if any, on the Warrant Securities or to enforce any of the covenants in the Indenture].

     Section 3.02.  Lost, Stolen, Mutilated or Destroyed Warrant Certificates.
                    ---------------------------------------------------------
Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to them and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

     Section 3.03.  Holder of Warrant Certificate May Enforce Rights.
                    ------------------------------------------------
Notwithstanding any of the provisions of this Warrant Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, [the Trustee,] the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Warrant Agreement.

                                  ARTICLE IV.

                 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES.

     Section 4.01.  Exchange and Transfer of Warrant Certificates.  [If Offered
                    ---------------------------------------------
Securities with Warrants which are immediately detachable or Warrants alone - Upon] [If Offered Securities with Warrants which are not immediately detachable
- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purposes of effecting or in conjunction with an exchange or transfer of such Offered Security. On or prior to the Detachable Date, each transfer of the Offered Security on the register of the Offered Securities shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent or [__________], Warrant Certificates may be exchanged for other Warrant Certificates in denominations evidencing Warrants, each Warrant entitling the holder thereof to purchase [_____ shares] [$_____________ principal amount of Warrant Securities or its equivalent in a foreign currency or composite currency] at the Warrant Price [If registered Warrants - or may be transferred in whole or in part] [If bearer or registered

Warrants - provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered.] [If registered Warrants - The Warrant Agent shall keep, at its corporate trust office [or at __________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates in accordance with Section 1.02 and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or at ______] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer an authorized officer of the Warrant Agent shall countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as the Warrant Certificates surrendered for such exchange or transfer.

     Section 4.02.  Treatment of Holders of Warrant Certificates.  [If Offered
                    --------------------------------------------
Securities with bearer Warrants which are not immediately detachable - Subject to Section 4.01, each] [If Offered Securities with bearer Warrants which are immediately detachable or bearer Warrants alone - Each] Warrant Certificate shall be transferable by delivery and shall be deemed negotiable and the bearer of each Warrant Certificate may be treated by the Company, the Warrant Agent and all other persons dealing with such bearer as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.] [If registered Warrants alone or registered Warrants which are not immediately detachable - Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that until the Warrant Certificate is transferred on the books of the Warrant Agent [or the register of the Offered Securities prior to the Detachable Date], the Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.]

     Section 4.03.  Cancellation of Warrant Certificates.  Any Warrant
                    ------------------------------------
Certificate surrendered for exchange, transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Warrant Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V.

                         CONCERNING THE WARRANT AGENT.

     Section 5.01.  Warrant Agent.  The Company hereby appoints ____________ as
                    -------------
Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and ____________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 5.02.  Conditions of Warrant Agent's Obligations.  The Warrant
                    -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) Compensation and Indemnification.  The Company agrees to pay the
              --------------------------------
Warrant Agent promptly the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the costs and expenses of defending against any claim or liability in the premises.

          (b) Agent for the Company.  In acting under this Warrant Agreement and
              ---------------------
in connection with the Warrants, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants.

          (c) Documents.  The Warrant Agent shall be protected and shall incur
              ---------
no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (d) Certain Transactions.  The Warrant Agent, and its officers,
              --------------------
directors and employees, may become the owner of, or acquire any interest in, any Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. [Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.]

          (e) No Liability for Interest.  The Warrant Agent shall not be under
              -------------------------
any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agreement or of the Warrants.

          (f) No Liability for Invalidity.  The Warrant Agent shall not incur
              ---------------------------
any liability with respect to the validity of any of the Warrants.

          (g) No Responsibility for Representations.  The Warrant Agent shall
              -------------------------------------
not be responsible for any of the recitals or representations herein or in the Warrant Certificates contained (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

          (h) No Implied Obligations.  The Warrant Agent shall be obligated to
              ----------------------
perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

     Section 5.03.  Resignation and Appointment of Successor. The Company
                    ----------------------------------------
agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation will become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company agrees to accept less notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

          (c) In case at any time the Warrant Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property or assets, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property or assets shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, it shall be disqualified from serving as Warrant Agent and a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent so disqualified shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without further act, deed or conveyance, shall become vested with all authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     Section 5.04.  Payment of Taxes.  The Company will pay all stamp and other
                    ----------------
duties, if any, to which, under the laws of the United States of America, this Warrant Agreement or the original issuance of the Warrant Certificates may be subject.

                                  ARTICLE VI.

                                 MISCELLANEOUS.

     Section 6.01.  Amendment.  This Warrant Agreement may be amended by the
                    ---------
parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this

Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates.

     Section 6.02.  Notices and Demands to the Company and Warrant Agent.  If
                    ----------------------------------------------------
the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice of demand to the Company.

     Section 6.03.  Addresses.  Any communications from the Company to the
                    ---------
Warrant Agent with respect to this Warrant Agreement shall be addressed to _____________, Attention: ____________, and any communications from the Warrant Agent to the Company with respect to this Warrant Agreement shall be addressed to AutoZone, Inc., 123 South Front Street, Memphis, Tennessee 38103, Attention:
General Counsel (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

     Section 6.04.  Applicable Law.  The validity, interpretation and
                    --------------
performance of this Warrant Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

     Section 6.05.  Delivery of Prospectus.  The Company will furnish to the
                    ----------------------
Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus.

     Section 6.06.  Obtaining of Governmental Approvals.  The Company will from
                    -----------------------------------
time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, maintenance of the effectiveness of a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

     Section 6.07.  Persons Having Rights under Warrant Agreement.  Nothing in
                    ---------------------------------------------
this Warrant Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

     Section 6.08.  Headings.  The descriptive headings of the several Articles
                    --------
and Sections of this Warrant Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 6.09.  Counterparts.  This Warrant Agreement may be executed in any
                    ------------
number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 6.10.  Inspection of Agreement.  A copy of this Warrant Agreement
                    -----------------------
shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

     Section 6.11.  Adjustment of Number of [Preferred Stock] [Shares of Common
                    -----------------------------------------------------------
Stock]; Notices.  The number of [Preferred Stock] [shares of Common Stock]
---------------
purchasable upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time as provided in this Section.

          (a) Dividends or Distributions in [Preferred Stock] [Shares of Common
              -----------------------------------------------------------------
Stock].  In case the Company shall pay or make a dividend or other distribution
------
on [any class or series of Preferred Stock for which Warrants may be exercised] [its Common Stock] in [such Preferred Stock] [shares of its Common Stock], the Exercise Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Exercise Rate by a fraction of which the numerator shall be the number of shares of [such Preferred Stock] [Common Stock] outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of [Preferred Stock] [Common Stock] at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of [Preferred Stock] [Common Stock] held in the treasury of the Company.

          (b) Rights or Warrants.  In case the Company shall issue rights or
              ------------------
warrants to all holders of [a class or series of its Preferred Stock for which Warrants may be exercised] [shares of its Common Stock] entitling them to subscribe for or purchase shares of [such Preferred Stock] [Common Stock] at a price per share less than the current market price per share (determined as provided in paragraph (f) of this Section) of [such Preferred Stock] [Common Stock] on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Exercise Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Exercise Rate by a fraction of which the numerator shall be the number of shares of [such Preferred Stock] [Common Stock] outstanding at the close of business on the date fixed for such determination plus the number of shares of [such Preferred Stock] [Common Stock] which the aggregate of the offering price of the total number of shares of [such Preferred Stock] [Common Stock] so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of [such Preferred Stock] [Common Stock] outstanding at the close of business on the date fixed for such determination plus the number of shares of [such Preferred Stock] [Common Stock] so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of [Preferred Stock] [Common Stock] at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of [Preferred Stock] [Common Stock]. The Company will not issue any rights or warrants in respect of shares of [Preferred Stock] [Common Stock] held in the treasury of the Company.

          (c) Subdivision or Combination.  In case outstanding shares of [a
              --------------------------
class or series of its Preferred Stock for which Warrants are exercisable] [Common Stock] shall be subdivided into a greater number of shares of [such Preferred Stock] [Common Stock], the Exercise Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of [a class or series of its Preferred Stock for which Warrants are exercisable] [Common Stock] shall each be combined into a smaller number of shares of [such Preferred Stock] [Common Stock], the Exercise Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) Dividend or Distribution of Assets.  In case the Company shall, by
              ----------------------------------
dividend or otherwise, distribute to all holders of [a class or series of its Preferred Stock for which Warrants are exercisable] [shares of its Common Stock] evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in paragraph (a) of this Section), the Exercise Rate shall be adjusted so that the same shall equal the price determined by dividing the Exercise Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (f) of this Section) of [such Preferred Stock] [Common Stock] on the date fixed for such determination less the then fair-market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Warrant Agent and any other Registrar) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of [such Preferred Stock] [Common Stock] and the denominator shall be such current market price per share of [such Preferred Stock] [Common Stock], such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (e) Reclassification.  The reclassification of [a class or series of
              ----------------
its Preferred Stock for which Warrants are exercisable] [the Company's Common Stock] into securities other than such [Preferred Stock] [Common Stock] (other than any reclassification upon a consolidation or merger to which paragraph (1) of this Section applies) shall be deemed to involve a distribution of such securities other than such [Preferred Stock] [Common Stock] to all holders of [such Preferred Stock] [Common Stock]

(and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of [such Preferred Stock] [Common Stock] outstanding immediately prior to such reclassification into the number of shares of [such Preferred Stock] [Common Stock] outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "The day upon which such subdivision becomes effective" or "The day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph
(c) of this Section).

          (f) Current Market Price.  For the purpose of any computation under
              --------------------
paragraphs (b) and (d) of this Section, the current market price per share of [Preferred Stock] [Common Stock] on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive Business Days selected by the Company commencing not less than 20 nor more than 30 Business Days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such [Preferred Stock are] [Common Stock is] not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such [Preferred Stock are] [Common Stock is] listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such [Preferred Stock are] [Common Stock is] not listed or admitted to trading on any national securities exchange or quoted on such Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for the purpose. In the event that no such market trading exists, the current market price will be determined by three independent nationally reorganized investment banking firms selected by the Company in such manner as the Board of Directors deems appropriate. "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions where Warrants may be surrendered for exercise are authorized or obligated by law or executive order to close.

          (g) Adjustments for Tax Purposes.  The Company may make such
              ----------------------------
adjustments in the Exercise Rate, in addition to those required by paragraphs
(a), (b), (c) and (d) of this Section, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (h) No Adjustment Below Par Value.  Notwithstanding the provisions of
              -----------------------------
this Section, the Exercise Rate shall not be increased such that the price paid per share would be less than the par value thereof as a result of any adjustment made hereunder unless, under applicable law then in effect, Warrants may be exercised, at such lower Exercise Rate, for legally issued, fully paid and nonassessable shares of [Preferred Stock] [Common Stock].

          (i) Permitted Distributions.  The granting of the right to purchase
              -----------------------
shares of [Preferred Stock] [Common Stock] (whether from treasury shares or otherwise), pursuant to (i) any dividend or interest reinvestment plan or [Preferred Stock] [Common Stock] purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments; and (ii) any stock option plans and/or employee benefit or similar plans shall not be deemed to constitute an issue of rights or warrants by the Company.

          (j) No Adjustments Necessary.  No adjustment in the Exercise Rate
              ------------------------
shall be required unless such adjustment would require an increase or decrease of at least one percent in such Exercise Rate, provided, however, that any
                                               --------  -------
adjustment which by reason of this paragraph (j) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (k) Notice of Adjustment.  Whenever the Exercise Rate is adjusted as
              --------------------
herein provided, the Company shall forthwith compute the adjusted Exercise Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Exercise Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Warrant Agent and any other Registrar and cause a notice stating that such adjustment has been effected and the adjusted Exercise Rate to be mailed to the holders of Warrants at their last addresses as they shall appear on the Warrant Register.

          (l) Successor Company.  In case of any reclassification or change of
              -----------------
outstanding shares of [the class or series of Preferred Stock issuable upon exercise of the Warrants] [Common Stock] (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of [the class or series of Preferred Stock issuable upon exercise of the Warrants] [Common Stock]), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of Warrants of each series then outstanding shall have the right to exercise such Warrant for the kind and amount of shares of capital stock or other securities and property, including cash, receivable upon reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of [such class or series of Preferred Stock] [Common Stock] for which such Warrant might have been exercised immediately prior to such reclassification, change consolidation, merger, sale or conveyance. In any such case, the Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental Warrant Agreement containing provisions to the effect set forth above and providing further for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions shall similarly apply to successive reclassifications, changes, consolidation, mergers, sales and conveyances.

          (m) Company to Reserve Capital Securities.  The Company shall at all
              -------------------------------------
times reserve and keep available out of the aggregate of its authorized but unissued shares or its issued shares held in its treasury, or both, for the purpose of effecting the exercise of the Warrants, such full number of its duly authorized shares of [Preferred Stock] [Common Stock] as shall from time to time be sufficient to effect the exercise of all outstanding Warrants.

     If any shares of [Preferred Stock] [Common Stock] reserved or to be reserved for the purpose of exercise of Warrants hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly delivered upon exercise, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure registration or approval, as the case may be.

     The Company covenants that all shares of [Preferred Stock] [Common Stock] which may be delivered upon exercise of Warrants shall upon delivery be fully paid and nonassessable by the Company, subject to [ADD APPROPRIATE NEVADA LAW PROVISIONS, IF APPLICABLE] and, except for taxes in connection with the exercise of the Warrants, free from all taxes, liens and charges with respect to the issue or delivery thereof.

          (n) Company to Give Notice of Certain Events.  In the event

          (1) that the Company shall pay any dividend or make any distribution to the holders of shares of [Preferred Stock issuable upon exercise of the Warrants] [Common Stock] otherwise than in cash charged against consolidated net earnings or retained earnings of the Company and its consolidated subsidiaries or in [such Preferred Stock] [shares of Common Stock]; or

          (2) that the Company shall offer for subscription or purchase, pro rata, to the holders of [Preferred Stock issuable upon exercise of the Warrants] [Common Stock] any additional shares of stock of any class or any securities exercisable for or exchangeable for stock of any class; or

          (3) of any reclassification or change of outstanding shares of [the class or series of Preferred Stock issuable upon the exercise of the Warrants] [Common Stock] (other than a change in par value, or from par value to no par value, or from no par combination), or of any merger of consolidation of the Company with, or merger of the Company into, another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in reclassification or change of outstanding shares of [Preferred Stock issuable upon exercise of the Warrants] [Common Stock]), or of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; or

          (4) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such events, the Company will file with the Warrant Agent and any other Registrar written notice thereof at least twenty days (or ten days in any case specified in clause (1) or (2) above) prior to (i) the record date fixed with respect to any of the events specified in (1) and (2) above and (ii) the effective date of any of the events specified in (3) above; and shall mail promptly after providing such notice to the Warrant Agent or such other Registrar a copy of such notice to the holders thereof at their last addresses as they shall appear upon the Warrant Register. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          (o) Company Determination Final.  Any determination that the Company
              ---------------------------
or the Board of Directors must make pursuant to this Section is conclusive.

          (p) Warrant Agent's Adjustment Disclaimer.  The Warrant Agent has no
              -------------------------------------
duty to determine when an adjustment under this Section should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (l) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

          (q) Adjustments and Warrant Certificates.  Irrespective of any
              ------------------------------------
adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (r) Subsequent Event.  After an adjustment to the Exercise Rate under
              ----------------
this Section, any subsequent event requiring an adjustment under this Section shall cause an adjustment to the Exercise Rate as so adjusted.

     Section 6.12.  Fractional Shares.  The Company shall not be required to
                    -----------------
deliver fractions of shares of [Preferred Stock] [Common Stock] upon exercises of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be deliverable upon exercise thereof shall be computed on the basis of the aggregate of the Warrants so surrendered instead of any fractional share of [Preferred Stock] [Common Stock] which would otherwise be issuable upon exercise of any Warrant or Warrants (or specified portions thereof). The Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of [Preferred Stock] [Common Stock] (as determined in accordance with Section 6.11(f) or in any other manner prescribed by the Board of Directors) at the close of business on the last Business Day prior to the Date of Exercise.]

     IN WITNESS WHEREOF, AutoZone, Inc. has caused this Warrant Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its Clerk or one of its Assistant Clerks; and ___________________ has caused this Warrant Agreement to be signed by one of its duly authorized officers, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written.

                                       AUTOZONE, INC.

                                       By _______________________

Attest:

_________________________



                                       [Warrant Agent]

                                       By _______________________

Attest:

________________________

                                                                       EXHIBIT A
                                                                       ---------

                         (Form of Warrant Certificate)
                      [Front Face of Warrant Certificate]

[Form of Legend if                    Prior to ______ this
Offered Securities                    Warrant cannot be
with Warrants which                   transferred or exchanged
are not immediately.]                 unless attached to a detachable:

                         [Title of Offered Securities]

[Form of Legend if                    Prior to ________ this
Warrants are not                      Warrant cannot be immediately exercisable:
exercised in whole or in part.]

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                           AGENT AS PROVIDED HEREIN.

                                 AUTOZONE, INC.

                                PURCHASE WARRANT

                       FOR [Title of Warrant Securities]

     VOID AFTER THE CLOSE OF BUSINESS IN THE CITY OF NEW YORK ON ___________, 199_.

[No.]                                         Warrants

     This certifies that [the bearer is the] [__________ or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer] [owner] to purchase, at any time [after the close of business on ___________, 199_ and] on or before the close of business on ____________, 199_, [$]__________ [principal amount] [shares] of [Title of
Warrant Securities] (the "Warrant Securities") of AutoZone, Inc. (the "Company"), issued and to be issued [under the Indenture (as hereinafter defined)] [by the Company], on the following basis: [on __________, 199_,] the exercise price of each Warrant is [$]_______________, [during the period from _________, 199_, through and including ___________, 199_, the exercise price of each Warrant will be [$]___________ plus [accreted original issue discount] [accrued interest] from __________, 199_, on ______________, 199_, the exercise price of each Warrant will be [$]__________, during the period from __________, 199_, through and including _____________, 199_, the exercise price of each Warrant will be [$]________ plus [accreted original issue discount] [accrued interest] from __________, 199_, [in each case, the original issue discount will be accreted at a _ % annual rate, computed on a [semiannual] [annual] basis, using a 360-day year consisting of twelve 30-day months;] [in each case accrued interest will be computed at a rate equal to __%]] (the "Warrant Price")]. [The original issue discount for each [$]_________ principal amount of Warrant Securities is [$]__________]. The [bearer] [owner] may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of _______, [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent] or its successor as warrant agent (the "Warrant Agent"), currently at the address specified on the reverse hereof [or __________,] and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in [denominations of [$]___________ and any integral multiples thereof] [any number of whole shares]. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the [registered owner] [bearer] hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _____________, 19 _ (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the [registered owner] [bearer] of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _________________].

     [The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued [by the Company pursuant to the Certificate of Vote applicable to such Warrant Securities] [under and in accordance with an Indenture dated as of June 15, 1992 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as trustee (such trustee, and any successor to such trustee, as amended by the First Supplemental Indenture, dated as of June 24, 1993, to be herein called the "Trustee") and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture, including the form of the Warrant Securities, are on file at the corporate trust office of the Trustee [and at ________________]].]

     [If Offered Securities with bearer Warrants which are not immediately
      --------------------------------------------------------------------
detachable - Prior to ________, 19__ this Warrant Certificate may be exchanged
----------
or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this Warrant Certificate, and all rights hereunder, may be transferred by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.]

     [If Offered Securities with bearer Warrants which are immediately
      ----------------------------------------------------------------
detachable or bearer Warrants alone - This Warrant Certificate, and all rights
-----------------------------------
hereunder, may be transferred by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.

     [If Offered Securities with registered Warrants which are not immediately
      ------------------------------------------------------------------------
detachable - Prior to __________, 19__ this Warrant Certificate may be exchanged
----------
or transferred only
together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this [If Offered Securities with registered Warrants
                                 ----------------------------------------------
which are immediately detachable or registered Warrant alone - This]
------------------------------------------------------------
Warrant Certificate may be transferred when surrendered at the-----corporate trust office of the Warrant Agent [or ____________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.]

     [If Offered Securities with Warrants which are not immediately detachable - Except as provided in the immediately preceding paragraph, after] [If Offered Securities with Warrants which are immediately detachable or Warrants alone - After] countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the [registered owner] [bearer] hereof to any of the rights of a registered owner of the Warrant Securities, including, without limitation, the right [to vote or] to receive payments of [dividends or distributions of any kind] [principal of (and premium, if any) or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.]

     This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

Dated as of __________, 19__

                                       AUTOZONE, INC.



                                       By _______________________

Attest:

__________________________
     Countersigned:

__________________________
  As Warrant Agent:

By _______________________
   Authorized Signature

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